                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Finanical Statements" in the Statements of Additional Information for the Tax-Free USA Fund, Tax-Free Insured Fund, and Tax-Free USA Intermediate Fund, and to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (Form N-1A No. 2-86606) of Delaware Group Tax-Free Fund, Inc. of our report dated October 4, 1996, included in the 1996 Annual Report to Shareholders of Delaware Group Tax-Free Fund, Inc.

                                    /s/ Ernst & Young LLP
                                    ---------------------
                                    Ernst & Young LLP

Philadelphia, Pennsylvania
October 25, 1996

                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Tax-Free Fund, Inc.

We have audited the accompanying statements of net assets of Tax-Free USA Fund, Tax-Free Insured Fund, and Tax-Free USA Intermediate Fund (collectively referred to as "Delaware Group Tax-Free Fund, Inc." or the "Fund"), as of August 31, 1996, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended for the Tax-Free USA Fund and the Tax-Free Insured Fund and the financial highlights for each of the three years in the period then ended and for the period from January 7, 1993 (date of initial public offering) to August 31, 1993 for the Tax-Free USA Intermediate Fund. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of August 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Tax-Free USA Fund, Tax-Free Insured Fund, and Tax-Free USA Intermediate Fund at August 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended for the Tax-Free USA Fund and the Tax-Free Insured Fund and the financial highlights for each of the three years in the period then ended and for the period from January 7, 1993 (date of initial public offering) to August 31, 1993 for the Tax-Free USA Intermediate Fund, in conformity with generally accepted accounting principles.


                                                     ERNST & YOUNG LLP
Philadelphia, Pennsylvania
October 4, 1996